SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT




             PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES AND EXCHANGE ACT OF 1934



                         JANUARY 5, 1999
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        Date of Report (Date of earliest event reported)


                AMERICAN RESOURCES OFFSHORE, INC.
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     (Exact name of Registrant as specified in its charter)


                            DELAWARE
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         (State or other jurisdiction of incorporation)


     0-21472                                 86-0713506
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Commission File Number)         (IRS Employer Identification No.)

     160 Morgan Street
     P. O. Box 87
     Versailles, Kentucky                           40383
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(Address of principal executive offices)          (Zip Code)


                          (606)873-5455
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      (Registrant's Telephone Number, including Area Code)


                         NOT APPLICABLE
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  (Former name or former address, if changed since last report)
Item 1.   Changes in Control of Registrant.  Not Applicable.

Item 2.   Acquisition or Disposition of Assets.

          The Registrant has completed the divesture of its interest in the Sunrise Prospect, located onshore Louisiana, to a third party, with the proceeds of $950,000 being paid to the Registrant's primary lender.

Item 3.   Bankruptcy Receivership.  Not Applicable.

Item 4.   Change in Registrant's Certified Accountant.

          (a) KPMG LLP ("KPMG") was previously the principal accountant for American Resources Offshore, Inc.

               (i)  On January 5, 1999, KPMG resigned as the
Registrant's auditor.

               (ii) KPMG's accountant's reports on Registrant's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope, or accounting principles.

               (iii) KPMG's resignation and the engagement of other accountants was approved by the Executive Committee of Registrant's Board of Directors.

               (iv) During the Registrant's two most recent fiscal years and the interim period preceding the resignation of KPMG, there were no disagreements between the Registrant and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make a reference to the subject matter of the disagreement in connection with its reports.

               (v) A copy of this Report on Form 8-K will be furnished to KPMG not later than the date it is filed with the Securities & Exchange Commission ("Commission") with the request that KPMG promptly furnish to the Registrant a letter addressed to the Commission stating that it agrees with the statements made by Registrant herein, and, if not, stating the respects in which it does not agree. A copy of KPMG's response letter will be filed with the Commission within ten (10) business days after the filing of this Report on Form 8-K.

          (b) On January 6, 1999, Registrant engaged Ernst & Young LLP ("Ernst & Young") as its independent accountants to audit the Registrant's financial statements. During Registrant's two most recent fiscal years and any subsequent interim period preceding the engaging of Ernst & Young, neither the Registrant nor any person on its behalf consulted Ernst & Young regarding:

               (i) The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, or

               (ii) Any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the instructions related thereto) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item 5.   Other Events.

          The Registrant received notification from the Commonwealth of Kentucky Revenue Cabinet that the Cabinet had accepted the Company's Offer in Settlement in the amount of $47,499.30 for any and all outstanding sales and tangible property taxes. The Company had previously received an assessment of approximately $1.5 million plus penalties and interest for sales taxes allegedly owed to the Commonwealth of Kentucky by Southern Gas Company, Inc. ("SGC"), prior to the Company's acquisition of the assets of SGC in 1994.

          The Registrant was named as a defendant in litigation initiated by a trade creditor seeking approximately $8.6 million for work performed on Grand Isle Block 55. Other trade creditors have filed liens against Grand Isle Block 55 and the Registrant anticipates those creditors will join the above litigation or initiate independent actions. The Registrant had previously reported the amounts it owed the trade creditors for work performed on Grand Isle Block 55 in its Report on Form 10-Q for the Quarter Ended September 30, 1998.

          The Registrant's Bridge Loan in the amount of $16.5 million matured on December 31, 1998. The Bank has not demanded payment nor has it agreed to extend the term of the Bridge Loan.

          The Registrant has received notification from NASDAQ that unless the shares of the Registrant's common stock report a closing bid of $1.00 or greater for ten consecutive trading days prior to April 5, 1999, the Registrant's securities will be subject to delisting.


Item 6.   Resignation of Registrant's Directors.  Not Applicable.

Item 7.   Financial Statements and Exhibits.  None

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             AMERICAN RESOURCES OFFSHORE, INC.
                             (f/k/a American Resources of
                              Delaware, Inc.)


                             By:  /s/ Ralph A. Currie
                                ---------------------------------
                                Ralph A. Currie
                             Its:   Chief Financial Officer

Dated:  January 11, 1999
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